212.509.7239 Fax
Exhibit 5.1
Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations	Mitchell Silberberg & Knupp LLP 212.509.3900 Phone 212.509.7239 Fax

July 29, 2022

Technologies Corporation
Board of Directors ClearSign Technologies Corporation 8023 E. 63rd Place, Suite 101 Tulsa, Oklahoma 74133

Ladies and Gentlemen:

We have acted as counsel to ClearSign Technologies Corporation, a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on July 29, 2022 under the Securities Act of 1933, as amended (the “Act”), of the Company’s Amendment No. 1 to the registration statement on Form S-3 (the “Registration Statement”), relating to the registration of (i) shares of its common stock, $0.0001 par value per share (the “Common Stock”), (ii) shares of its preferred stock, $0.0001 par value (the “Preferred Stock”), (iii) debt securities (“Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) units consisting of Common Stock, Preferred Stock, Warrants, Debt Securities, or Rights (as defined herein) or any combination thereof (the “Units”), and (vi) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities or other of its securities (“Rights”) with an aggregate offering price of up to $50,000,000 (the Common Stock, Preferred Stock, Warrants, Units, Debt Securities and Rights are each referred to herein as an “Offered Security,” and collectively as the “Offered Securities”) for primary offerings.

We advise you that we have also examined (i) the sales agreement prospectus to be filed, together with the Registration Statement and Prospectus, with the Commission on July 29, 2022 (the “Sales Agreement Prospectus”) relating to the sale by the Company through Virtu Americas LLC, as the sales agent (the “Sales Agent”), from time to time of shares of Common Stock (the “Placement Shares”) having an aggregate maximum offering price of up to $8,700,000 pursuant to the Registration Statement, the Prospectus and the Sales Agreement Prospectus for the sale of the Placement Shares included in the Registration Statement, and (ii) that certain At-the-Market Sales Agreement, dated as of December 23, 2020, by and between the Company and the Sales Agent (the “Sales Agreement”).

As counsel to the Company in connection with this opinion, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings taken by the Company relating to the issuance and sale of the

2049 Century Park East, 18th Floor, Los Angeles, California 90067-3120 Phone: (310) 312-2000 Fax: (310) 312-3100 Website: www.msk.com

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Offered Securities.  We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Act, and the rules and regulations of the Commission thereunder.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below.  With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.  As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In expressing our opinions below, we have assumed, with your consent, that:

(a)	the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

(b)	the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Offered Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the base prospectus included therein (the “Prospectus”) and the applicable prospectus supplement(s);

(c)	no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d)	a prospectus supplement describing the Offered Securities and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(e)	the Offered Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable prospectus supplement(s) and the organizational documents of the Company, as applicable;

(f)	the Offered Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable prospectus supplement(s);

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(g)	the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Offered Securities;

(h)	a definitive purchase, underwriting, sales or similar agreement (each a “Purchase Agreement”) with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(i)	any Offered Securities or other securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

We express no opinion as to (i) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) the securities or “Blue Sky” laws of any state to the offer or sale of the Offered Securities and (iv) the antifraud provisions of the securities or other laws of any jurisdiction.

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Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Company has the authority pursuant to its Articles of Incorporation, as amended (the “Charter”), to issue up to an aggregate of 62,500,000 shares of Common Stock. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock (with such shares, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 62,500,000 shares), and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	The Company has the authority pursuant to the Charter to issue up to an aggregate of 2,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares of Preferred Stock previously issued, designated or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 2,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Offered Securities into or for which such shares of Preferred Stock may be convertible, exchangeable or redeemable), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When (a) a warrant agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Offered Securities issuable upon exercise of the Warrants), such

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Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and (c) such Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Offered Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	When (a) an indenture has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such indenture) and duly executed and delivered by the Company and the trustee thereunder, (b) the specific terms of a particular issuance of Debt Securities have been duly established in accordance with such indenture, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), (c) the indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (d) the Debt Securities have been duly executed, issued and delivered against payment therefor in accordance with such indenture, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Offered Securities issuable upon exercise of the Debt Securities), such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	When (a) a rights agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such rights agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance

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of Rights have been duly established in accordance with such rights agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Rights), and (c) the Rights have been duly executed, issued and delivered against payment therefor in accordance with such rights agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Offered Securities issuable upon exercise of the Rights), such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	The Placement Shares, to be issued and sold by the Company, have been duly authorized for issuance and, when issued, sold and delivered in the manner of and for consideration (of not less than par value per share of the Common Stock) in the manner contemplated by the Sales Agreement and in accordance with the resolutions duly adopted and to be duly adopted by the Board with respect to the offer, sale and issuance of the Placement Shares, will be validly issued, fully paid and nonassessable.

This opinion is opining upon and is limited to the current federal laws of the United States and the Revised Code of Washington as such laws presently exist and to the facts as they presently exist.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.  We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.  This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Sincerely,

/s/ Mitchell Silberberg & Knupp LLP

MITCHELL SILBERBERG & KNUPP LLP

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